UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

FOSSIL, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 21, 2006, Fossil Partners, L.P. (“Borrower”), a subsidiary of Fossil, Inc. (the “Company”), the Company and certain subsidiaries of the Company, as guarantors, (the “Guarantors”) executed a Fourth Amendment to Loan Agreement (the “Fourth Amendment”) with Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), which amends that certain Loan Agreement, dated September 23, 2004, as amended by that certain First Amendment to Loan Agreement effective as of September 22, 2005, that certain Second Amendment to Loan Agreement effective as of September 22, 2005 and that certain Third Amendment to Loan Agreement effective as of September 21, 2006 (the “Loan Agreement”), in order to (i) amend the provisions related to the delivery and certification of the Company’s financial statements to Wells Fargo in Section 12 of the Loan Agreement, (ii) restrict the repurchase of equity securities of the Borrower and the Guarantors set forth in Section 13 and (iii) amend Section 14 to require the Company to maintain a minimum amount of cash on hand.  The Fourth Amendment is effective as of December 22, 2006.

The foregoing description of the Fourth Amendment is qualified in its entirety by the full text of such document, which is incorporated herein by reference and filed as an exhibit hereto.

 Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

10.1         Fourth Amendment to Loan Agreement, by and among Wells Fargo Bank, National Association, a national banking association, Fossil Partners, L.P., Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Stores I, Inc., Arrow Merchandising, Inc. and Fossil Holdings, LLC, effective as of December 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 27, 2006

FOSSIL, INC.

By:	/s/ Mike L. Kovar

Name:	Mike L. Kovar

Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fourth Amendment to Loan Agreement, by and among Wells Fargo Bank, National Association, a national banking association, Fossil Partners, L.P., Fossil, Inc., Fossil Intermediate, Inc., Fossil Trust, Fossil Stores I, Inc., Arrow Merchandising, Inc. and Fossil Holdings, LLC, effective as of December 22, 2006.

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